UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 15, 2010

SOLITARIO EXPLORATION & ROYALTY CORP.

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	001-32978 (Commission File Number)	84-1285791 (I.R.S. Employer Identification No.)

4251 Kipling Street, Suite 390
Wheat Ridge, CO 80033
(Address of principal executive offices)

Registrant's telephone number, including area code:	(303) 534-1030

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1


ITEM 5.07	Submission of Matters to a Vote of Security Holders.

On June 15, 2010 we held our Annual Meeting of Shareholders at which the following three matters were submitted to a vote of security holders:

a)     Election of Directors. Five directors were elected to serve until the next Annual Meeting of Shareholders or until their successors are elected and qualified:
Name	For	Against	Withheld	Broker Non-Votes
Christopher E. Herald	22,394,115	-	45,755	2,221,212
John Hainey	20,459,581	144,522	1,835,767	2,221,212
Mark E. Jones, III	20,855,058	144,522	1,440,290	2,221,212
Leonard Harris	19,899,734	144,522	2,395,614	2,221,212
Brian Labadie	20,462,081	144,522	1,833,267	2,221,212

b)     Approval of an Amendment to the Articles of Incorporation to Increase the Number of Authorized Shares. The shareholders approved an Amendment to the Articles of Incorporation to increase the number of authorized shares of common stock from 50,000,000 shares to 100,000,000 shares with 22,519,690 shares voting for, 2,103,915 shares voting against, no shares abstaining and 2 Broker Non-Votes.

c)     Appointment of Auditors. The appoinnt of Ehrhardt Keefe Steiner & Hottman PC as our auditors for fiscal year 2010 was ratified with 23,307,326 shares voting for, 6,672 shares voting against, no shares abstaining, and no Broker Non-Votes.

2


SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

June 16, 2010

Solitario Exploration & Royalty Corp.

By:	/s/ Christopher E. Herald
Christopher E. Herald, President & Chief Executive Officer

3